UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2015

Essex Rental Corp.
(Exact name of registrant as specified in charter)

Delaware	000-52459	20-5415048
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1110 Lake Cook Road, Suite 220, Buffalo Grove, Illinois	60089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-215-6500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 9, 2015, John G. Nestor, a member of our Board of Directors since 2009, notified the Company that he will not stand for reelection at the 2015 annual meeting.

On April 9, 2015, Daniel H. Blumenthal, a member of our Board of Directors since 2008, notified the Company that he will not stand for reelection at the 2015 annual meeting.

Item 7.01. Regulation FD Disclosure
On April 14, 2015, the Board of Directors issued a response letter to certain proposals made by Kevin Casey in his letters to the Board of Directors dated February 26, 2015 and April 1, 2015. A copy of the Board of Directors letter to Kevin Casey, dated April 14, 2015, is filed as Exhibit 99.1 to this Form 8-K.
Item 8.01. Other Events

On April 10, 2015, Essex Rental Corp. issued the press release attached hereto as Exhibit 99.2 and incorporated herein by reference.

Additional Information and Where to Find It
The Company expects to file with the Securities and Exchange Commission and to mail to stockholders a proxy statement and other documents related to the 2015 annual meeting on or before April 30, 2015. THE COMPANY'S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELATED MATERIALS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO SUCH MATERIALS, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE 2015 ANNUAL MEETING AND RELATED MATTERS. Stockholders may obtain a free copy of the Company's proxy statement, when available, and any other documents filed by the Company with the SEC at the SEC's website (www.sec.gov) and in the investor relations section of the Company's website (http://essexrental.com).
Participants in the Solicitation
The Company and its executive officers and directors may be deemed to be participating in the solicitation of proxies in connection with the election of directors and the 2015 annual meeting. Information about the executive officers and directors of the Company and the number of shares of the Company's common stock beneficially owned by such persons is set forth in the proxy statement filed on April 28, 2014 and will be updated in the forthcoming proxy statement to be filed on or before April 30, 2015.
Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Letter to Kevin Casey, dated April 14, 2015
99.2	Press release, dated April 10, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSEX RENTAL CORP.

Date: April 14, 2015	By:	/s/ Kory M. Glen
Name: Kory M. Glen
Title: Chief Financial Officer